Vital Farms Reports Third Quarter 2026 Financial Results

Third Quarter Net Revenue of $182.2 Million, Up 9.7% Sequentially from the Second Quarter

Reaches Record Dollar and Volume Share of the Shell Egg Category

Updates Fiscal Year 2026 Net Revenue Outlook to around $730 Million and Adjusted EBITDA Outlook to a Loss of around $(15) Million

Withdraws Previously Issued Fiscal 2030 Financial Targets

Reaffirms Fiscal Year Capital Expenditure Outlook of $70 Million to $75 Million

AUSTIN, TX – November 3, 2026 – Vital Farms (Nasdaq: VITL), a Certified B Corporation that offers a range of ethically produced foods nationwide, today reported financial results for its third quarter ended September 27, 2026.

Financial highlights for the third quarter ended September 27, 2026, compared to the third quarter ended September 28, 2025, where applicable, include:

•
Net Revenue of $182.2 million, a decrease of 8.4% year over year and an increase of 9.7% sequentially from the second quarter of fiscal 2026
•
Gross Margin of 23.1%, compared to 37.7%
•
Net Loss of $6.5 million, compared to Net Income of $16.4 million
•
Net Loss per Diluted Share of $0.15, compared to Net Income per Diluted Share of $0.36
•
Adjusted EBITDA of $1.5 million, compared to $27.4 million in the prior-year quarter but improved $28.1 million sequentially from the second quarter of fiscal 20261

“Q3 represented a meaningful sequential improvement from Q2, consistent with our previously communicated expectation that Q2 would represent the trough in our financial performance. Net revenue and Adjusted EBITDA both improved sequentially, distribution expanded, we reached record dollar and volume share of the shell egg category, and we made progress reducing excess supply and lowering our cost structure,” said Russell Diez-Canseco, Vital Farms’ Executive Chairperson, President and CEO.

“At the same time, our performance this year has given us a clearer understanding of the factors affecting our growth as the egg category has normalized following several years of disruption from avian influenza. We achieved the distribution gains we expected, although some of that distribution came on shelf later than planned, and we are taking a more conservative view of its near-term velocity contribution. We are focused on building velocity across our expanded distribution base, adding distribution where it makes sense, bringing new households to the Vital Farms brand, and maintaining discipline across supply and costs. We remain confident in Vital Farms’ long-term opportunity, and we are focused on demonstrating sustained progress through more consistent growth and improved profitability over time.”

1 Adjusted EBITDA is a non-GAAP financial measure defined in the section titled “Non-GAAP Financial Measures” below and is reconciled to net (loss) income, its closest comparable GAAP measure, at the end of this release.

For the 13 Weeks Ended September 27, 2026

Net revenue decreased 8.4% to $182.2 million in the third quarter of 2026, compared to $198.9 million in the third quarter of 2025. The decrease compared to the prior-year period was primarily driven by a price/mix decline of $14.3 million and a volume-driven decline of $2.2 million, excluding breaker and wholesale channel sales. Sales to breaker and wholesale channels contributed $0.3 million to the net revenue decline, as a large volume increase was almost entirely offset by a price decline. Net revenue from sales through our retail channel was $175.1 million and $189.7 million for the 13-week periods ended September 27, 2026 and September 28, 2025, respectively.

Gross profit was $42.1 million, or 23.1% of net revenue, in the third quarter of 2026, compared to $75.0 million, or 37.7% of net revenue, in the third quarter of 2025. Gross profit and margin decreases reflected higher input and production costs and unfavorable sales mix. The unfavorable sales mix was driven by an oversupply of egg inventory, which resulted in increased sales to breaker and wholesale channels at lower prices, reducing gross profit by $7.9 million.

Loss from operations was $7.7 million in the third quarter of 2026, compared to income from operations of $21.4 million in the third quarter of 2025. The decrease was driven primarily by higher input and production costs and unfavorable sales mix, partially offset by tighter spending controls.

Net loss was $6.5 million in the third quarter of 2026, compared to net income of $16.4 million in the prior-year quarter. The decrease primarily reflected lower gross profit and higher interest expense, partially offset by lower SG&A expenses and an income tax benefit.

Net loss per diluted share was $0.15 for the third quarter of 2026, compared to net income per diluted share of $0.36 in the prior-year quarter.

Adjusted EBITDA was $1.5 million in the third quarter of 2026, compared to Adjusted EBITDA of $27.4 million in the third quarter of 2025. The decrease was driven primarily by higher input and production expenses and unfavorable sales mix.

Adjusted EBITDA excludes certain non-cash and other items. Adjusted EBITDA is a non-GAAP financial measure defined in the section titled “Non-GAAP Financial Measures” below and is reconciled to net (loss) income, its closest comparable GAAP measure, at the end of this release.

Balance Sheet and Cash Flow Highlights

Cash and cash equivalents were $84.0 million as of September 27, 2026, and we had $117.6 million of outstanding debt. Net cash used in operating activities was $54.4 million for the 39-week period ended September 27, 2026, compared to net cash provided by operating activities of $27.9 million for the 39-week period ended September 28, 2025.

Capital expenditures totaled $51.7 million in the 39-week period ended September 27, 2026, compared to $44.0 million in the 39-week period ended September 28, 2025.

Fiscal 2026 Outlook

“We continue to expect sequential improvement in Q4 compared with Q3, supported by lower anticipated breaker and supply-management costs, the benefit of recent distribution gains and structural cost actions we have taken across the business,” said Thilo Wrede, Vital Farms’ Chief Financial Officer. “Our updated full-year outlook reflects the later-than-anticipated timing of certain new distribution placements, a more conservative assumption for their near-term velocity contribution, and no assumed seasonal uplift in demand or conventional egg pricing.”

For fiscal year 2026, we expect:

•
Net revenue of around $730 million, compared to prior outlook of $775 million to $800 million.
•
Adjusted EBITDA loss of around $(15) million, compared to prior outlook of a gain between $0 and $10 million.
•
Capital expenditures in the range of $70 million to $75 million, reaffirmed from our prior outlook.

Vital Farms’ guidance assumes that there are no further material disruptions to the supply chain or its customers or consumers, including any material changes to the current macroeconomic environment. Vital Farms cannot provide a reconciliation between its forecasted Adjusted EBITDA and net (loss) income, its most directly comparable GAAP measure, without unreasonable effort due to the unavailability of reliable estimates for income taxes and stock-based compensation, among other items. These items are not within our control and may vary greatly between periods and could significantly impact future financial results.

Long-Term Targets

As Vital Farms continues to execute its near-term commercial and operational priorities, the Company is withdrawing its previously announced long-term targets for fiscal 2030. The Company expects to revisit long-term targets once it has made more progress expanding margins and improving profitability. The Company remains confident in its long-term opportunity. In the near term, Vital Farms is focused on executing its commercial and operational priorities, demonstrating sustained improvement in financial performance and maintaining discipline in how it allocates resources.

Conference Call and Webcast Details

Vital Farms will host a conference call and webcast at 8:30 a.m. ET today to discuss the results. To participate in the conference call via phone, participants may register for the call here to receive dial-in details and a unique PIN. Alternatively, participants may access the live webcast on the Vital Farms Investor Relations website at https://investors.vitalfarms.com under “Events & Presentations.” The webcast will be archived for 30 days.

In addition, Vital Farms will publish its November 2026 Corporate Presentation as supporting materials to the webcast on the Vital Farms Investor Relations website at https://investors.vitalfarms.com under “Events & Presentations.”

About Vital Farms

Vital Farms (Nasdaq: VITL) is a Certified B Corporation that offers a range of ethically produced foods nationwide. Started on a single farm in Austin, Texas, in 2007, Vital Farms is now a national consumer brand that works with more than 600 small farms and is the leading U.S. brand of pasture-raised eggs by retail dollar sales. Vital Farms’ ethics are exemplified by its focus on the humane treatment of farm animals and sustainable farming practices. In addition, as a Delaware public benefit corporation, Vital Farms prioritizes the long-term benefits of each of its stakeholders, including farmers and suppliers, customers and consumers, communities and the environment, and crew members and stockholders. Vital Farms’ products, including shell eggs, hard-boiled eggs, and liquid whole eggs, are sold in more than 24,500 stores nationwide. Vital Farms pasture-raised eggs can also be found on menus at hundreds of foodservice operators across the country. For more information, visit https://vitalfarms.com/.

Forward-Looking Statements

This press release and the earnings call referencing this press release contain “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding Vital Farms’ long-term opportunity, business strategy and commercial and operational priorities, the impact and expected benefits of changes in Vital Farms’ cost structure and capital expenditures, and Vital Farms’ future financial performance, including management’s outlook for fiscal year 2026. These forward-looking statements are based on Vital Farms’ current assumptions, expectations, and beliefs and are subject to substantial risks, uncertainties, assumptions, and changes in circumstances that may cause Vital Farms’ actual results, performance, or achievements to differ materially from those expressed or implied in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to: Vital Farms’ expectations regarding its revenue, expenses, and other operating results; Vital Farms’ ability to attract new consumers and customers, to successfully retain existing consumers and customers, to attract and retain its suppliers, distributors, and co-manufacturers, and to maintain its relationships with the farmers in its network and further expand its farm network, and plans for operation of accelerator farms and the impact of its decision to pause development of future accelerator farms; Vital Farms’ ability to sustain or increase its profitability; Vital Farms’ expectations regarding its future growth in the foodservice channel; Vital Farms’ ability to procure sufficient high-quality eggs and other raw materials; Vital Farms’ ability to effectively manage its supply of eggs and the impact of its current and planned supply control initiatives; real or perceived quality or food safety issues with Vital Farms’ products or other issues that adversely affect Vital Farms’ brand and reputation; Vital Farms’ ability to manage changes in the tastes and preferences of consumers; the financial condition of, and Vital Farms’ relationships with, its farmers, pullet vendors, suppliers, co-manufacturers, distributors, retailers, and foodservice customers, as well as the health of the foodservice industry generally; the effects of outbreaks of agricultural diseases, including avian influenza and egg drop syndrome, the perception that outbreaks may occur or regulatory or market responses to such outbreaks generally; the ability of Vital Farms, its farmers, pullet vendors, suppliers, and its co-manufacturers to comply with its standards and food safety, environmental or other laws or regulations; the potential outcome and impact of pending or future litigation, and the costs, expenses, and uncertainties associated therewith; specifications and timing of the expansion of Vital Farms’ processing capacity, and the impacts of prior or future expansions of such facilities on Vital Farms’ future revenue and farm network; future investments in its business, anticipated capital expenditures and estimates regarding capital requirements; anticipated changes in Vital Farms’ product offerings, including specifications, timing and financial impacts of the planned discontinuation of its butter products, and Vital Farms’ ability to innovate to offer new products or enter into new product categories; the costs and success of marketing efforts and ability to promote its brand; Vital Farms’ reliance on key personnel and its ability to identify, recruit and retain personnel; Vital Farms’ ability to effectively manage its growth; the potential influence of Vital Farms’ focus on a specific public benefit purpose and producing a positive effect for society; Vital Farms’ stated impact goals, opportunities and initiatives, as well as the standards and expectations of third parties regarding these matters; Vital Farms’ ability to maintain effective internal controls over financial reporting and to remediate and prevent material weaknesses in its internal controls; Vital Farms’ ability to compete effectively with existing competitors and new market entrants; the impact of adverse economic conditions, including as a result of unfavorable global economic and political conditions, elevated interest rates, and inflation; Vital Farms’ estimates of future capital expenditures and the sufficiency of Vital Farms’ cash, cash equivalents, any marketable securities and availability of credit under its credit facilities to meet liquidity needs; seasonality; and the growth rates of the markets in which Vital Farms competes.

These risks and uncertainties are more fully described in Vital Farms’ filings with the Securities and Exchange Commission (SEC), including in the sections entitled “Risk Factors” in its Quarterly Report on Form 10-Q for the fiscal quarter ended September 27, 2026, which Vital Farms anticipates filing on November 3, 2026, and other filings and reports that Vital Farms may file from time to time with the SEC. Moreover, Vital Farms operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for management to predict all risks, nor can Vital Farms assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements Vital Farms may make. In light of these risks, uncertainties, and assumptions, Vital Farms cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Forward-looking statements represent management’s beliefs and assumptions only as of the date of this press release. Vital Farms disclaims any obligation to update forward-looking statements except as required by law.

VITAL FARMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Amounts in thousands, except share amounts)

(Unaudited)

	13-Weeks Ended		39-Weeks Ended
	September 27, 2026	September 28, 2025	September 27, 2026	September 28, 2025
Net revenue	$182,164	$198,936	$535,348	$545,892
Cost of goods sold	140,024	123,974	429,268	336,635
Gross profit	42,140	74,962	106,080	209,257
Operating expenses:
Selling, general and administrative	38,136	44,394	122,876	115,290
Shipping and distribution	11,685	9,169	33,364	27,004
Total operating expenses	49,821	53,563	156,240	142,294
(Loss) income from operations	(7,681)	21,399	(50,160)	66,963
Other income (expense), net:
Interest expense	(2,930)	(213)	(3,541)	(666)
Interest income	330	1,270	1,330	3,814
Other income (expense), net	1,046	(487)	487	(1,268)
Total other (expense) income, net	(1,554)	570	(1,724)	1,880
Net (loss) income before income taxes	(9,235)	21,969	(51,884)	68,843
Income tax (benefit) provision	(2,775)	5,550	(12,837)	18,885
Net (loss) income	$(6,460)	$16,419	$(39,047)	$49,958
Net (loss) income per share:
Basic:	$(0.15)	$0.37	$(0.91)	$1.12
Diluted:	$(0.15)	$0.36	$(0.91)	$1.09
Weighted average common shares outstanding:
Basic:	42,931,849	44,721,206	42,730,366	44,521,146
Diluted:	42,931,849	46,205,737	42,730,366	45,965,987

VITAL FARMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share amounts)

(Unaudited)

	September 27, 2026	December 28, 2025
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$83,952	$48,831
Investment securities, available-for-sale	—	64,520
Accounts receivable, net of allowance for credit losses of $1,419 and $685 as of September 27, 2026 and December 28, 2025, respectively	60,615	67,849
Inventories	50,253	66,495
Prepaid expenses and other current assets, net of allowance for credit losses of $84 and $34 as of September 27, 2026 and December 28, 2025, respectively	15,347	11,304
Income taxes receivable	1,725	1,410
Assets held for sale	2,141	2,141
Total current assets	214,033	262,550
Property, plant and equipment, net	195,676	160,601
Operating lease right-of-use assets	132,617	80,390
Goodwill and other assets	27,825	15,197
Total assets	$570,151	$518,738
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$47,972	$55,141
Accrued liabilities	52,339	54,826
Operating lease liabilities, current	29,320	4,673
Finance lease liabilities, current	6,005	5,670
Current portion of long-term debt	1,250	—
Income taxes payable	44	1,268
Total current liabilities	136,930	121,578
Long-term debt, less current portion	116,385	—
Operating lease liabilities, non-current	35,457	38,050
Finance lease liabilities, non-current	556	5,098
Other liabilities	512	2,752
Total liabilities	$289,840	$167,478
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value per share, 10,000,000 shares authorized as of September 27, 2026 and December 28, 2025; no shares issued and outstanding as of September 27, 2026 and December 28, 2025	—	—
Common stock, $0.0001 par value per share, 310,000,000 shares authorized as of September 27, 2026 and December 28, 2025; 42,935,200 and 44,797,125 shares issued and outstanding as of September 27, 2026 and December 28, 2025, respectively	4	4
Additional paid-in capital	169,951	201,820
Retained earnings	110,348	149,395
Accumulated other comprehensive income	8	41
Total stockholders’ equity	$280,311	$351,260
Total liabilities and stockholders’ equity	$570,151	$518,738

VITAL FARMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(Unaudited)

	39-Weeks Ended
	September 27, 2026	September 28, 2025
Cash flows from operating activities:
Net (loss) income	$(39,047)	$49,958
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	11,914	9,963
Reduction in the carrying amount of right-of-use assets	13,483	6,018
Stock-based compensation expense	4,500	9,126
Amortization of capitalized cloud computing arrangement costs	2,090	—
Amortization and accretion of available-for-sale securities	(526)	(720)
Amortization of debt issuance costs	699	64
Uncertain tax positions	(1,160)	1,580
Deferred taxes	(13,250)	28
Net realized (gains) losses on derivative instruments	(455)	1,325
Increase in inventory provision	4,056	2,488
Other	3,541	1,390
Net change in operating assets and liabilities	(40,285)	(53,285)
Net cash (used in) provided by operating activities	$(54,440)	$27,935
Cash flows from investing activities:
Purchases of property, plant and equipment	(51,726)	(44,024)
Purchases of available-for-sale securities	-	(70,431)
Proceeds from the sale of available-for-sale securities	43,002	404
Maturities of available-for-sale securities	22,000	29,240
Purchases and settlements of derivative instruments	(611)	(551)
Proceeds from the sale of property, plant and equipment	126	1,026
Net cash provided by (used in) investing activities	$12,791	$(84,336)
Cash flows from financing activities:
Proceeds from Silver Point Term Loan	120,617	—
Proceeds from draw on JPMorgan Credit Facility	30,000	—
Proceeds from issuance of common stock under employee stock purchase plan	404	379
Proceeds from exercise of stock options	9	5,512
Repurchases of common stock	(35,001)	—
Payment on JPMorgan Credit Facility	(30,000)	—
Principal payments under finance lease obligations	(4,346)	(3,200)
Payments of debt issuance costs	(3,281)	—
Payment of tax withholding obligation on vested restricted stock unit shares	(1,632)	(3,095)
Net cash provided by (used in) financing activities	$76,770	$(404)
Net increase (decrease) in cash and cash equivalents	35,121	(56,805)
Cash and cash equivalents at beginning of the period	48,831	150,601
Cash and cash equivalents at end of the period	$83,952	$93,796
Supplemental disclosure of cash flow information:
Cash paid for interest	$863	$601
Cash paid for income taxes, net of amounts refunded	2,031	17,230
Supplemental disclosure of non-cash investing and financing activities:
Purchases of property, plant and equipment included in accounts payable and accrued liabilities	$5,460	$4,671

Non-GAAP Financial Measures

We report our financial results in accordance with GAAP. However, management believes that non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net (Loss) Income and Adjusted Net (Loss) Income per Share, provide investors with additional useful information in evaluating our performance.

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net (Loss) Income and Adjusted Net (Loss) Income per Share are financial measures that are not required by or presented in accordance with GAAP. We believe that these non-GAAP financial measures, when taken together with our financial results presented in accordance with GAAP, provide meaningful supplemental information regarding our operating performance and facilitate internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook.

In particular, we believe that the use of Adjusted EBITDA and Adjusted EBITDA Margin is helpful to our investors as they are measures used by management in assessing the health of our business, determining incentive compensation and evaluating our operating performance, as well as for internal planning and forecasting purposes. We calculate Adjusted EBITDA as net (loss) income, adjusted to exclude: (1) depreciation and amortization; (2) stock-based compensation expense; (3) (benefit) or provision for income taxes as applicable; (4) interest expense; (5) interest income; (6) amortization of cloud computing arrangements; (7) restructuring and severance costs; and (8) costs related to our exit of our butter business. We calculate Adjusted EBITDA Margin as Adjusted EBITDA divided by net revenue.

We believe that the use of Adjusted Net (Loss) Income and Adjusted Net (Loss) Income per Share is helpful to our investors, as these measures are used by management in assessing the ongoing operating performance and underlying earnings potential of our business, as well as for internal planning and forecasting purposes. Unlike Adjusted EBITDA, these measures retain the impact of depreciation, amortization, interest, taxes, and non-cash charges.

We calculate Adjusted Net (Loss) Income as net (loss) income, adjusted to exclude: (1) restructuring and severance costs; and (2) costs related to our exit of our butter business. We calculate Adjusted Net (Loss) Income per Share as Adjusted Net (Loss) Income divided by weighted average common shares outstanding, basic and diluted.

These non-GAAP financial measures are presented for supplemental informational purposes only, have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP.

Some of the limitations of Adjusted EBITDA and Adjusted EBITDA Margin include that (1) they do not properly reflect capital commitments to be paid in the future, (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA and Adjusted EBITDA Margin do not reflect these capital expenditures, (3) they do not consider the impact of stock-based compensation expense, (4) they do not reflect other non-operating expenses, including interest expense; (5) they do not reflect tax payments that may represent a reduction in cash available to us; and (6) they do not reflect certain non-recurring items such as restructuring, severance and the wind-down of our butter business.

In addition, some of the limitations of Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net (Loss) Income and Adjusted Net (Loss) Income per Share include that (1) certain excluded items represent actual cash expenditures that reduced our liquidity; and (2) they involve management’s judgment as to what items to exclude.

Our use of non-GAAP financial measures may not be comparable to similarly titled measures of other companies because they may not calculate such non-GAAP financial measures in the same manner, limiting the usefulness as comparative measures. Because of these limitations, when evaluating our performance, you should consider non-GAAP financial measures alongside other financial measures, including our net (loss) income, net (loss) income margin, net (loss) income per share and other results stated in accordance with GAAP.

VITAL FARMS, INC.

ADJUSTED EBITDA RECONCILIATION

(Amounts in thousands)

(Unaudited)

	13-Weeks Ended		39-Weeks Ended
	September 27, 2026	September 28, 2025	September 27, 2026	September 28, 2025
	(in thousands)		(in thousands)
Net (loss) income	$(6,460)	$16,419	$(39,047)	$49,958
Depreciation and amortization[1]	4,317	3,236	11,914	9,963
Stock-based compensation (benefit) expense	3,122	3,239	4,500	9,126
Income tax (benefit) provision	(2,775)	5,550	(12,837)	18,885
Interest expense	2,930	213	3,541	666
Interest income	(330)	(1,270)	(1,330)	(3,814)
Amortization of cloud computing arrangements	693	—	2,090	—
Restructuring and severance costs	—	—	3,312	—
Costs related to our exit of butter products	—	—	7,764	—
Adjusted EBITDA	$1,497	$27,387	$(20,093)	$84,784

Net revenue	$182,164	$198,936	$535,348	$545,892
Net (loss) income margin[2]	(3.5)%	8.3%	(7.3)%	9.2%
Adjusted EBITDA margin[3]	0.8%	13.8%	(3.8)%	15.5%
(1)
Amount also includes finance lease amortization.
(2)
Net (loss) income margin is calculated by dividing net (loss) income by net revenue
(3)
Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by net revenue

VITAL FARMS, INC.

ADJUSTED NET (LOSS) INCOME RECONCILIATION

(Amounts in thousands)

(Unaudited)

	13-Weeks Ended		39-Weeks Ended
	September 27, 2026	September 28, 2025	September 27, 2026	September 28, 2025
	(in thousands)		(in thousands)
Net (loss) income	$(6,460)	$16,419	$(39,047)	$49,958
Restructuring and severance costs	—	—	3,312	—
Costs related to our exit of butter products	—	—	7,764	—
Adjusted net (loss) income	$(6,460)	$16,419	$(27,971)	$49,958
Weighted average common shares outstanding — basic	42,931,849	44,721,206	42,730,366	44,521,146
Weighted average effect of potentially dilutive securities	—	1,484,531	—	1,444,841
Weighted average common shares outstanding — diluted	42,931,849	46,205,737	42,730,366	45,965,987
Adjusted net (loss) income per share:
Basic	$(0.15)	$0.37	$(0.65)	$1.12
Diluted	$(0.15)	$0.36	$(0.65)	$1.09

Media:

Rob Discher

Rob.Discher@vitalfarms.com

Investors:

Brian S. Shipman, CFA

Brian.Shipman@vitalfarms.com